                                                                    EXHIBIT 4.8

                                                                  LOAN NO. T0310
                                                                  LOAN NO. T0347


                                  COBANK, ACB

              FIRST AMENDMENT AND SUPPLEMENT TO PLEDGE AGREEMENT


STATE OF LOUISIANA   )
                     )
PARISH OF CALCASIEU  )


       BEFORE the respective undersigned Notaries Public, and in the presence of the undersigned respective competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

       THIS FIRST AMENDMENT AND SUPPLEMENT TO PLEDGE AGREEMENT (this "First Amendment") is made as of May 15, 1996, by and between MERCURY, INC., as pledgor (the "Pledgor"), and COBANK, ACB, formerly known as the National Bank for Cooperatives, as pledgee ("CoBank").

                                R E C I T A L S:

       WHEREAS, CoBank and CTC Financial, Inc. (the "Borrower") have entered into that certain Amended and Restated Loan Agreement, dated as of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Loan Agreement"), providing for a loan of up to $17,400,000 (the "Mississippi One Loan"), and that certain Loan Agreement, dated as of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mercury Loan Agreement"; the Mississippi One Loan Agreement and the Mercury Loan Agreement, collectively, the "Loan Agreements"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreements), providing for a loan of up to $5,000,000 (the "Mercury Loan"; the Mississippi One Loan and the Mercury Loan, collectively, the "Loans"); and

       WHEREAS, the proceeds of the Mississippi One Loan will be reloaned by the Borrower to Mississippi One Cellular Telephone Company ("Mississippi One") for the purposes set forth in the Mississippi One Loan Agreement, and the proceeds of the Mercury Loan will be reloaned by the Borrower to the Pledgor for the purposes set forth in the Mercury Loan Agreement; and

       WHEREAS, the Pledgor owns all of the issued and outstanding capital stock of Mississippi One; and
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Pledge Agreement/Mercury
Loan No. T0310
Loan No. T0347


       WHEREAS, the Pledgor had previously entered into that certain Pledge Agreement, dated as of September 27, 1994, for the benefit of CoBank (the "Pledge Agreement"); and

       WHEREAS, as an inducement to CoBank to execute the Loan Agreements and to make the Loans, the Pledgor has made that certain Continuing Guaranty, dated as of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mercury Guaranty"), for the benefit of CoBank, and has agreed to amend the Pledge Agreement as herein provided;

       NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the Pledgor and CoBank agree as follows:

       1. Section 2 of the Pledge Agreement is hereby amended and restated to read in its entirety as follows:

              "SECTION 2. PLEDGE. This Pledge Agreement is given to secure the following obligations (the "Secured Obligations"): (a) all payments or performances to be made by the Borrower under the "Loan Documents" (as defined in the Mississippi One Loan Agreement), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Amended and Restated Promissory Note, dated as of even date herewith (the "Amended CoBank Note"), made by the Borrower to CoBank in the principal face amount of $17,400,000 (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); (b) all payments or performances to be made by Mississippi One under the "Loan Documents" (as defined in the Mississippi One Loan Agreement and the Mercury Loan Agreement), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Amended and Restated Promissory Note, dated as of even date herewith (the "Mississippi One Note"), made by Mississippi One to the order of the Borrower, and assigned to CoBank, in the face principal amount of $17,400,000, and all payments or performances under that certain Amended and Restated Continuing Guaranty, dated as of even date herewith, made by Mississippi One for the benefit of CoBank (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); (c) all payments or performances to be made by the Borrower under the "Loan Documents" (as defined in the Mercury Loan Agreement), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated as of even date herewith (the "CoBank Note"), made by the Borrower to CoBank in the principal face amount of $5,000,000





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Pledge Agreement/Mercury
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Loan No. T0347


       (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); (d) all payments or performances to be made by the Pledgor under the "Loan Documents" (as defined in the Mercury Loan Agreement and in the Mississippi One Loan Agreement), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated as of even date herewith (the "Mercury Note"), made by the Pledgor to the order of the Borrower, and assigned to CoBank, in the face principal amount of $5,000,000 (as such Promissory Note may be amended, modified, extended, renewed, reinstated or replaced from time to time), and all payments or performances under that certain Continuing Guaranty, dated as of even date herewith, made by the Pledgor for the benefit of CoBank (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); and (e) all other indebtedness and liabilities of the Pledgor, the Borrower or Mississippi One to CoBank of every kind and description whatsoever, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extensions of credit and all covenants, agreements and provisions contained in all loan and other agreements between the parties. To secure the Secured Obligations, the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto CoBank, and grants to CoBank a lien upon and a security interest in (i) all now owned or hereafter acquired capital stock of Mississippi One; (ii) all now or hereafter acquired capital stock of Mercury Cellular Telephone Company ("MCTC"); and (iii) any cash, additional shares or securities or other property at any time and from time to time receivable or otherwise distributable in respect of, and exchange for, or in distribution of, any and all such stock, together with the proceeds thereof (all such shares, common stock, capital stock, securities, cash, property and other proceeds thereof, collectively, the "Pledged Collateral"). Upon delivery to CoBank, (A) any securities now or hereafter included in the Pledged Collateral (the "Pledged Securities") shall be accompanied by duly executed stock powers in blank and by such other instruments or documents as CoBank or its counsel may reasonably request and (B) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and by such other instruments or documents as CoBank or its counsel may reasonably request. Each delivery of certificates for such Pledged Securities shall be accompanied by a schedule showing the number of shares and the numbers of the certificates therefor, theretofore and then being pledged hereunder, which schedules shall be attached





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Pledge Agreement/Mercury
Loan No. T0310
Loan No. T0347


       hereto as Schedule 1 and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered."

       2. Section 4 of the Pledge Agreement is hereby amended and restated to read in its entirety as follows:

              "SECTION 4. STOCK OF MISSISSIPPI ONE AND MCTC. The Pledgor represents that it is the registered and beneficial owner of the shares and percentage of the capital stock of each of Mississippi One and MCTC set forth on Schedule 1 hereto, which stock is owned free and clear of all liens, warrants, options, rights to purchase, rights of first refusal and other interests of any person other than CoBank. The outstanding capital stock of each of Mississippi One and MCTC has been duly authorized and is validly issued, fully paid and non-assessable."

       3. Section 5 of the Pledge Agreement is hereby amended and restated to read in its entirety as follows:

              SECTION 5. ADDITIONAL SHARES OF CAPITAL STOCK; TRANSFER. Without the prior written consent of CoBank, the Pledgor will not (a) consent to or approve of the issuance of any additional shares of any class of capital stock by Mississippi One or MCTC, or to any options, subscription rights, warrants or other instruments in respect thereof,
       (b) consent to or approve of the establishment of any additional class or classes of capital stock by Mississippi One or MCTC or the issuance of any shares thereunder, (c) consent to or approve of any merger, consolidation, reorganization or any sale or lease of substantially all the assets of Mississippi One or MCTC, or (d) consent to or approve the repurchase or redemption by Mississippi One or MCTC of any of its capital stock."

       4. Section 6 of the Pledge Agreement is hereby amended and restated to read in its entirety as follows:

              "SECTION 6. COVENANTS WITH RESPECT TO COLLATERAL. The Pledgor hereby covenants and agrees with respect to the Pledged Collateral as follows:

              (A) The Pledgor will cause any additional securities issued by Mississippi One or MCTC or property issued by Mississippi One or MCTC with respect to the Pledged Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited and pledged hereunder and delivered to CoBank, in each case accompanied by proper instruments of assignment duly executed; and





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Pledge Agreement/Mercury
Loan No. T0310
Loan No. T0347


              (B) The Pledgor will defend its title to the Pledged Collateral against the claims of all persons whomsoever."

       5. Section 10(i) and Section 10(ii) of the Pledge Agreement are hereby amended and restated to read in their entirety as follows:

              "(i)   any Default or Event of Default under any of the Loan
       Documents, including, without limitation, any failure of Borrower to pay when due under the Mississippi One Loan Agreement, the Amended CoBank Note, the Mercury Loan Agreement or the CoBank Note, any failure by Mississippi One to pay when due any amount due under the Mississippi One Note or the Mississippi One Guaranty, or any failure by the Pledgor to pay when due any amount due under the Mercury Note or to perform or observe any of its covenants or agreements in the Mercury Guaranty.

              (ii) any written representation or warranty made in the Mercury Guaranty or in connection with this Pledge Agreement shall prove to have been false or misleading in any material respect as of the date made; or"

       6. Section 12 of the Pledge Agreement is hereby amended so as to add to its second sentence, such that the second sentence reads in its entirety as follows:

              "The Pledgor shall notify CoBank in writing promptly upon its acquisition of capital stock of Mississippi One or MCTC and shall execute and deliver to CoBank, upon request, an amendment to this Pledge Agreement or such other instruments as CoBank may request together with certificates evidencing such capital stock accompanied by stock transfer powers executed in blank, and shall take such other action requested by CoBank to effectuate the pledge of such capital stock to CoBank in accordance with the provisions of this Pledge Agreement."

       7. Section 17 of the Pledge Agreement is hereby amended so as to strike the phrase "Section 8(E) of the Guaranty" and substitute the phrase "Section 8(E) of the Mercury Guaranty" therefor.

       8. Schedule 1 to the Pledge Agreement is hereby amended to delete it in its entirety and substitute in lieu thereof Schedule 1 attached hereto.

       9. The "Loan Documents" or a "Loan Document," when used in the Pledge Agreement, shall mean the "Loan Documents" as defined in the Loan Agreements.





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Pledge Agreement/Mercury
Loan No. T0310
Loan No. T0347


       10. After giving effect to the amendments to and restatement of the Pledge Agreement set forth in this First Amendment, the representations and warranties of the Pledgor set forth in the Pledge Agreement are true and correct as of the date hereof as if made on the date hereof.

       11. It is the intention of the parties hereto that this First Amendment shall not constitute a novation and shall in no way adversely affect or impair (i) the validity of the Loan Documents or (ii) the validity or priority of the security interest created by the Pledge Agreement, it being the intention of the parties hereto merely to amend and restate the Pledge Agreement as expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Pledge Agreement shall remain in full force and effect and are hereby ratified and confirmed by the Pledgor.

       12. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

       13. This First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.





                           [Signatures on next page]





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Pledge Agreement/Mercury
Loan No. T0310
Loan No. T0347


       THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below and in the presence of the respective undersigned Notaries Public and the respective undersigned witnesses indicated below, by the duly authorized officers of the respective parishes, after a due reading of the whole.

       At Lake Charles, Louisiana, on May 15, 1996.



                                         MISSISSIPPI ONE CELLULAR
                                         TELEPHONE COMPANY


                                         By:   /s/  WILLIAM L. HENNING, JR.
                                             ----------------------------------
                                             Name:  WILLIAM L. HENNING, JR.
                                                  -----------------------------
                                             Title: PRESIDENT
                                                   ----------------------------

                                         Attest:  /s/  THOMAS G. HENNING
                                                -------------------------------

                                                Name:  THOMAS G. HENNING
                                                     --------------------------
                                                Title: SECRETARY
                                                      -------------------------

                                                         [CORPORATE SEAL]

Witnesses to all Signatures:

/s/  SHEILA KING
-----------------------------------
Witness
/s/  SHELLY F. VICKERS
-----------------------------------
Witness
/s/  SANDRA L. DULLY
-----------------------------------
Notary Public

My commission expires: LIFETIME COMMISSION
       [NOTARIAL SEAL]


                      [Signatures continue on next page.]





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Pledge Agreement/Mercury
Loan No. T0310
Loan No. T0347


                   [Signatures continued from previous page.]

       At Atlanta, Georgia on May 15, 1996.






                                           COBANK, ACB


                                           By:  /s/  MARY KAY DEERING
                                              ---------------------------------
                                              Name:  MARY KAY DEERING
                                                   ----------------------------
                                              Title: VICE PRESIDENT
                                                    ---------------------------

Witnesses to Signature:

/s/  TIMOTHY W. HENRY
-----------------------------------
Witness

/s/  ANNE O. APPLEBY
-----------------------------------
Witness

/s/  SUSAN R. SOUTH
-----------------------------------
Notary Public

My commission expires:
                       ------------

       [NOTARIAL SEAL]

                                 SCHEDULE 1
                                     TO
                        FIRST AMENDMENT AND SUPPLEMENT
                                      TO
                             TO PLEDGE AGREEMENT



                                                        Percentage of Total
                                Number of Shares         Outstanding Shares
       Entity                 Owned by the Pledgor      Owned by the Pledgor
       ------                 --------------------      --------------------
Mississippi One Cellular
Telephone Company                  367,658                     100%

Mercury Cellular Telephone             517                       4%
Company